EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
December 4, 2008	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS 4TH QTR AND FY 2008 RESULTS
Horsham, PA, December 4, 2008 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported a FY 2008 fourth quarter net loss of $78.8 million, or $0.49 per share diluted, which included pre-tax write-downs totaling $175.9 million. This compared to FY 2007’s fourth quarter net loss of $81.8 million, or $0.52 per share diluted, which included pre-tax write-downs totaling $314.9 million. The Company also reported, for its full-fiscal-year ended October 31, 2008, a net loss of $297.8 million, or $1.88 per share diluted, which included pre-tax write-downs totaling $848.9 million. This compared to FY 2007’s full-year net income of $35.7 million, or $0.22 per share diluted, which included pre-tax write-downs of $687.7 million.
Excluding write-downs, FY 2008’s fourth quarter earnings were $38.5 million, or $0.23 per share diluted, compared to FY 2007’s fourth quarter earnings of $118.2 million, or $0.72 per share diluted. Excluding write-downs, FY 2008’s twelve-month earnings were $232.0 million, or $1.41 per share diluted, compared to FY 2007’s twelve-month earnings of $464.6 million, or $2.83 per share diluted.
Robert I. Toll, chairman and chief executive officer, stated: “Obviously there are enormous challenges in our industry. But we believe the financial strength of our organization will put us in a good position to take advantage of opportunities — both in the near-term and when the economy recovers — that we expect will arise from the industry’s current distress. We will continue to persevere and do our best to navigate through these times, as we have through previous downturns, by focusing on our balance sheet and maintaining significant liquidity while searching for these opportunities.
“We are beginning to see some deals that are appealing in terms of quality but not price: We believe our strong capital position will give us an advantage in competing for them at the appropriate time. We ended FY 2008 with over $1.63 billion in cash and more than $1.32 billion available under our 32-bank credit facility, which matures in March 2011. And we have no public debt maturing until our second quarter of 2011. Our net debt-to-capital ratio (1) at October 31, 2008 stood at 12.6%, our lowest level ever, compared to 26.8% at October 31, 2007. And our Stockholders’ Equity at FYE 2008 was $3.24 billion, compared to $3.53 billion at FYE 2007.”
*more*

Other key results, most of which were previously reported on November 11, 2008, include:
▪	FY 2008’s fourth-quarter total revenues were $698.9 million, compared to FY 2007’s fourth-quarter total revenues of $1.17 billion.

▪	FY 2008’s twelve-month total revenues were $3.16 billion, compared to FY 2007’s twelve-month total revenues of $4.65 billion.

▪	FY 2008’s fourth-quarter net signed contracts were $266.7 million, compared to FY 2007’s fourth-quarter total of $365.3 million.

▪	FY 2008’s twelve-month net signed contracts were $1.61 billion, compared to FY 2007’s twelve-month total of $3.01 billion.

▪	FY 2008’s year-end backlog was $1.33 billion, compared to FY 2007’s year-end backlog of $2.85 billion.

▪	The Company, which has continued to renegotiate as well as reduce its optioned land positions, ended FY 2008 with approximately 39,800 lots owned and optioned, compared to approximately 59,250 at FYE 2007.

▪	The Company ended FY 2008 with 273 selling communities, compared to 315 at FYE 2007. The Company expects to be selling from approximately 255 communities by FYE 2009.
Robert I. Toll, chairman and chief executive officer, continued: “The most frustrating aspect of FY 2008 was that the longer it went, the worse it got — this, no doubt, was due largely to the financial crisis which deepened over the course of the year.
“On the national level, new single-family housing starts have sunk to the lowest level since October 1981. Although builders have essentially eliminated spec production, the supply of unsold inventory still stands near record levels as new and existing home sales remain mired near historic lows while foreclosures add to available inventory.
“Many experts have suggested that falling home prices are at the root of the current financial crisis and that stabilization of home prices will help stem foreclosures, shore up the value of mortgage-backed securities, and, ultimately, stabilize the balance sheets of the world’s financial institutions.
“Two days before Thanksgiving 2008, the U.S. Government announced a plan to aid the housing market by pumping hundreds of billions of dollars into the mortgage market, an action that significantly lowered mortgage rates immediately. Perhaps this initiative, which is a positive first step, combined with already dramatically improved affordability, will be a catalyst to stimulate customer demand, stop the decline in house prices and restore confidence in the new home market.”
Joel H. Rassman, chief financial officer, stated: “With FY 2008 contracts of $1.61 billion and a year-end backlog of $1.33 billion, down 47% and 54%, respectively from one year ago, we expect that revenues in FY 2009 will be significantly below those of FY 2008.
*more*

“Given the numerous uncertainties related to sales paces, sales prices, mortgage markets, cancellations, market direction and the potential for and size of future impairments, in the current climate it is particularly difficult to provide guidance for FY 2009. As a result, we will not provide earnings guidance at this time. However, subject to the caveats above and those contained in our statement on forward-looking information included in this release and in our other public filings, we offer the following limited guidance.
“We currently estimate that we will deliver between 2,000 and 3,000 homes in FY 2009 at an average delivered price of between $600,000 and $625,000 per home. We believe that, as a result of continuing incentives and slower sales paces per community, our cost of sales as a percent of revenues, before taking into account write-downs, will be higher in FY 2009 than in FY 2008. Additionally, based on FY 2009’s lower projected revenues, our SG&A expenses, which we expect to be lower in absolute terms in FY 2009 than in FY 2008, will be higher as a percentage of revenues.”
Robert Toll continued: “As we look to the future, we see reduced competition from the small and mid-sized private builders who are our primary competitors in the luxury market. Their access to capital already appears to be severely constrained. We envision that, in the future, there will be fewer and more selective lenders serving our industry. Those lenders likely will gravitate to the home building companies that offer them the greatest security, the strongest balance sheets and the broadest array of potential business opportunities. We believe a less crowded playing field, combined with attractive long-term demographics, will reward those well-capitalized builders who can persevere through the current challenging environment.”
Toll Brothers’ financial highlights for the fourth-quarter and fiscal year ended October 31, 2008 (unaudited):
•	FY 2008’s fourth-quarter net loss was $78.8 million, or $0.49 per share diluted, compared to FY 2007’s fourth-quarter net loss of $81.8 million, or $0.52 per share diluted. In FY 2008, the fourth-quarter net loss included write-downs and goodwill impairment charges which, combined, totaled $175.9 million pre-tax, ($117.3 million, or $0.73 per share diluted, after-tax). $106.2 million of the pre-tax write-downs was attributable to operating communities and owned land, $54.4 million was attributable to unconsolidated entities in which the Company had an investment, $12.1 million was attributable to optioned land and $3.2 million was attributable to goodwill impairments. In FY 2007, fourth-quarter pre-tax write-downs totaled $314.9 million ($200.0 million, or $1.22 per share diluted, after-tax), of which $242.9 million was attributable to operating communities and owned land, $59.2 million was attributable to unconsolidated entities in which the Company had an investment and $12.8 million was attributable to optioned land. Excluding write-downs, FY 2008 fourth-quarter earnings were $38.5 million, or $0.23 per share diluted, compared to FY 2007 earnings, excluding write-downs, of $118.2 million or $0.72 per share diluted.
*more*

•	FY 2008’s twelve-month net loss was $297.8 million, or $1.88 per share diluted, compared to FY 2007’s twelve-month net income of $35.7 million, or $0.22 per share diluted. FY 2008’s twelve-month results were reduced by pre-tax write-downs and goodwill impairment charges, which combined totaled $848.9 million pre-tax, ($529.8 million, or $3.28 per share diluted, after-tax). $543.5 million of the pre-tax write-downs was attributable to operating communities and owned land, $200.7 million was attributable to unconsolidated entities in which the Company has an investment, $101.5 million was attributable to optioned land and $3.2 million was attributable to goodwill impairments. FY 2007’s twelve-month results were reduced by pre-tax write-downs and a goodwill impairment charge totaling $687.7 million ($428.9 million, or $2.61 per share diluted, after-tax), $581.6 million of which was attributable to operating communities and owned land, $59.2 million was attributable to unconsolidated entities in which the Company had an investment, $37.9 million was attributable to optioned land and $9.0 million was attributable to a goodwill impairment. Excluding write-downs and the goodwill impairment charges, FY 2008 twelve-month earnings were $232.0 million, or $1.41 per share diluted, compared to FY 2007’s twelve-month earnings, excluding write-downs and a goodwill impairment charge, of $464.4 million, or $2.83 per share diluted.

•	The Company’s Shareholders’ Equity at FYE 2008 was $3.24 billion, compared to $3.53 billion at FYE 2007.

•	FY 2008’s fourth-quarter total revenues of $698.9 million decreased 40% from FY 2007’s fourth-quarter total revenues of $1.17 billion. FY 2008’s fourth-quarter home building revenues of $691.1 million decreased 41% from FY 2007’s fourth-quarter home building revenues of $1.17 billion. Revenues from land sales totaled $7.8 million in FY 2008’s fourth quarter, compared to $2.0 million in FY 2007’s fourth quarter.

•	FY 2008’s twelve-month total revenues of $3.16 billion decreased 32% from FY 2007’s twelve-month total revenues of $4.65 billion. FY 2007’s twelve-month home building revenues of $3.15 billion decreased 32% from FY 2007’s twelve-month home building revenues of $4.64 billion. Revenues from land sales totaled $10.0 million in FY 2008, compared to $11.9 million in FY 2007.

▪	In addition, in the Company’s FY 2008 fourth-quarter and twelve-month periods, unconsolidated entities in which the Company had an interest delivered homes with a value of approximately $42.7 million and $104.7 million, respectively, compared to $9.1 million and $56.1 million, respectively, in the comparable periods of FY 2007. The Company’s share of profits from the delivery of these homes is included in ‘(Loss) from Unconsolidated Entities’ on the Company’s Statements of Operations.

▪	In FY 2008, fourth-quarter-end backlog of approximately $1.33 billion (2,046 units) decreased 54% from FY 2007’s fourth-quarter-end backlog of $2.85 billion (3,950 units). In addition, at October 31, 2008, unconsolidated entities in which the Company had an interest had a backlog of approximately $27.2 million.
*more*

▪	The Company signed 772 gross contracts totaling approximately $449.7 million in FY 2008’s fourth quarter, a decline of 28% and 35%, respectively, compared to the 1,073 gross contracts totaling $693.7 million signed in FY 2007’s fourth quarter.

▪	In FY 2008, fourth quarter cancellations totaled 233, compared to 195, 308, 257, 417, 347, 384, 436, 585 and 317 in FY 2008’s third, second and first quarters, FY 2007’s fourth, third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2008’s fourth quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was 30.2%, versus 19.4%, 24.9%, 28.4%, 38.9%, 23.8%, 18.9%, 29.8%, respectively, in the preceding third, second and first quarters of 2008, fourth, third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2008’s fourth quarter cancellation rate was 9.0%, compared to 6.4%, 9.2% and 6.5% in FY 2008’s third, second and first quarters, 8.3%, 6.0%, 6.5% and 6.7% in the fourth, third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.

▪	The average price of net signed contracts in FY 2008’s fourth quarter was approximately $495,000, compared to $579,000 in FY 2008’s third quarter. This decline was due to the higher average price of cancelled units in FY 2008’s fourth quarter than in FY 2008’s third quarter: The average price of cancelled units in FY 2008’s fourth quarter was approximately $785,000, compared to $606,000 in FY 2008’s third quarter.

▪	The Company’s FY 2008 fourth-quarter net contracts of 539 units, or approximately $266.7 million, declined by 18% and 27%, respectively, compared to FY 2007’s fourth-quarter net contracts of 656 units, or $365.3 million. In addition, in FY 2008’s fourth quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $9.5 million.

▪	FY 2008’s twelve-month net contracts of approximately $1.61 billion (2,927 units) declined by 47% from FY 2007’s twelve-month net contracts total of $3.01 billion (4,440 units). In addition, in FY 2008’s twelve-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $52.6 million.

▪	The Company’s SG&A expenses for FY 2008 totaled $429.9 million, compared to $516.7 million in FY 2007 and its peak of $573.4 million in FY 2006. SG&A expenses in FY 2005 and FY 2004 were $482.8 million and $381.1 million, respectively.

(1)	Net debt-to-capital is calculated as total debt minus mortgage warehouse loans minus cash, divided by total debt minus mortgage warehouse loans minus cash plus stockholders’ equity.
*more*

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, December 4, 2008, to discuss these results and its outlook for FY 2009. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through January 31, 2009.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: information related to anticipated operating results; financial resources; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; interest expense; inventory write-downs; effects of home buyer cancellations; growth and expansion; anticipated income to be realized from our investments in unconsolidated entities; the ability to acquire land; the ability to gain approvals and to open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future; industry trends; and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include: local, regional, national and international economic conditions, including the current economic turmoil and uncertainties in the U.S. and global credit and financial markets; demand for homes; domestic and international political events; uncertainties created by terrorist attacks; effects of governmental regulation, including effects from the Emergency Economic Stabilization Act; the competitive environment in which the Company operates; changes in consumer confidence; volatility and fluctuations in interest rates; unemployment rates; changes in home prices, foreclosure rates and sales activity in the markets where the Company builds homes; the availability and cost of land for future growth; excess inventory and adverse market conditions that could result in substantial inventory write-downs; the availability of capital; uncertainties, fluctuations and volatility in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; legal proceedings; the availability of adequate insurance at reasonable cost; the ability of customers to obtain adequate and affordable financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in our various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of oil, gas and other raw materials; construction delays; and weather conditions.
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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31,	October 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,633,495	$900,337
Inventory	4,127,475	5,572,655
Property, construction and office equipment, net	86,462	84,265
Receivables, prepaid expenses and other assets	113,762	135,910
Contracts receivable	—	46,525
Mortgage loans receivable	49,255	93,189
Customer deposits held in escrow	18,913	34,367
Investments in and advances to unconsolidated entities	151,771	183,171
Deferred tax assets, net	405,703	169,897

	$6,586,836	$7,220,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Loans payable	$613,594	$696,814
Senior notes	1,143,445	1,142,306
Senior subordinated notes	343,000	350,000
Mortgage company warehouse loan	37,867	76,730
Customer deposits	135,591	260,155
Accounts payable	134,843	236,877
Accrued expenses	738,596	724,229
Income taxes payable	202,247	197,960

Total liabilities	3,349,183	3,685,071

Minority interest	—	8,011

Stockholders’ equity:
Preferred stock, none issued
Common stock	1,604	1,570
Additional paid-in capital	282,090	227,561
Retained earnings	2,953,655	3,298,925
Treasury stock	(21)	(425)
Accumulated other comprehensive income (loss)	325	(397)

Total stockholders’ equity	3,237,653	3,527,234

	$6,586,836	$7,220,316

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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amount in thousands, except per share data)
(unaudited)

	Twelve Months Ended		Three Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
Revenues:
Completed Contract	$3,106,293	$4,495,600	$688,378	$1,138,705
Percentage of completion	41,873	139,493	2,751	28,603
Land Sales	10,047	11,886	7,772	2,032

	3,158,213	4,646,979	698,901	1,169,340

Cost of revenues:
Completed contract	2,995,718	3,905,907	645,646	1,094,508
Percentage of completion	36,221	108,954	4,058	21,414
Land sales	4,818	8,069	2,908	1,628
Interest	88,861	102,447	21,567	26,189

	3,125,618	4,125,377	674,179	1,143,739

Selling, general and administrative	429,894	516,729	96,767	120,466
Goodwill impairment	3,233	8,973	3,233

(Loss) from operations	(400,532)	(4,100)	(75,278)	(94,865)
Other
(Loss) from unconsolidated entities	(186,393)	(40,353)	(50,637)	(55,728)
Interest and other	120,138	115,133	19,889	29,534

(Loss) income before income taxes	(466,787)	70,680	(106,026)	(121,059)
Income tax (benefit) provision	(168,977)	35,029	(27,205)	(39,218)

Net (loss) income	$(297,810)	$35,651	$(78,821)	$(81,841)

(Loss) earnings per share:
Basic	$(1.88)	$0.23	$(0.49)	$(0.52)

Diluted	$(1.88)	$0.22	$(0.49)	$(0.52)

Weighted average number of shares:
Basic	158,730	155,318	159,725	156,787
Diluted	158,730	164,166	159,725	156,787
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TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Twelve Months Ended		Three Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
Additional information:
Depreciation and amortization	$29,002	$31,849	$6,650	$7,603

Interest incurred	$116,340	$136,758	$23,135	$34,056

Interest expense by source of revenues:
Completed contract	$86,466	$97,246	$20,370	$25,527
Percentage of completion	1,400	4,797	329	540
Land sales	995	404	867	122

	$88,861	$102,447	$21,566	$26,189

Impairment Charges and write-offs:
Operating communities and land owned	$543,525	$581,596	$106,170	$242,856
Land options and predevelopment costs	101,466	37,920	12,092	12,755
Investments in unconsolidated entities	200,652	59,242	54,401	59,242
Goodwill	3,233	8,973	3,233	—

	$848,876	$687,731	$175,896	$314,853

*more*

Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York and Rhode Island
Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia
South:	Florida, Georgia (2008 only), North Carolina, South Carolina and Texas
West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	October 31,		October 31,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES (1)
North	359	432	$235.9	$313.4
Mid-Atlantic	349	516	210.3	325.5
South	227	345	122.0	187.2
West	144	357	120.2	312.6

Total	1,079	1,650	$688.4	$1,138.7

PERCENTAGE OF COMPLETION(2)
North			$2.6	$18.7
South			0.1	9.9

Total	—	—	$2.7	$28.6

TOTAL
North	359	432	$238.5	$332.1
Mid-Atlantic	349	516	210.3	325.5
South	227	345	122.1	197.1
West	144	357	120.2	312.6

Total consolidated	1,079	1,650	$691.1	$1,167.3

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	159	249	$64.1	$159.2
Mid-Atlantic	183	291	95.7	174.2
South	110	113	50.4	55.7
West	87	17	56.5	(15.5)

Total	539	670	$266.7	$373.6

PERCENTAGE OF COMPLETION
North	—	(13)	$—	$(7.4)
South		(1)		(0.9)

Total	—	(14)	$—	$(8.3)

TOTAL
North	159	236	$64.1	$151.8
Mid-Atlantic	183	291	95.7	174.2
South	110	112	50.4	54.8
West	87	17	56.5	(15.5)

Total consolidated	539	656	$266.7	$365.3

*more*

	At October 31,		At October 31
	Units		$ (Millions)
	2008	2007	2008	2007
BACKLOG
COMPLETED CONTRACT COMMUNITIES(1)
North	870	1,431	$562.5	$1,051.0
Mid-Atlantic	558	973	362.3	676.7
South	354	789	205.1	428.9
West	264	674	195.6	667.6

Total	2,046	3,867	$1,325.5	$2,824.2

PERCENTAGE OF COMPLETION
North		66		$38.7
South		17		46.7
Less revenue recognized on units remaining in backlog				(55.2)

Total		83		$30.2

TOTAL
North	870	1,497	$562.5	$1,089.7
Mid-Atlantic	558	973	362.3	676.7
South	354	806	205.1	475.6
West	264	674	195.6	667.6
Less revenue recognized on units remaining in backlog			—	(55.2)

Total consolidated	2,046	3,950	$1,325.5	$2,854.4

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	Twelve Months Ended		Twelve Months Ended
	October 31,		October 31,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES (1)
North	1,300	1,467	$894.4	$993.1
Mid-Atlantic	1,443	2,137	878.6	1,338.4
South	1,095	1,631	556.2	922.3
West	905	1,452	777.1	1,241.8

Total	4,743	6,687	$3,106.3	$4,495.6

PERCENTAGE OF COMPLETION(2)
North			$37.5	$91.0
South			4.4	48.5

Total	—	—	$41.9	$139.5

TOTAL
North	1,300	1,467	$931.9	$1,084.1
Mid-Atlantic	1,443	2,137	878.6	1,338.4
South	1,095	1,631	560.6	970.8
West	905	1,452	777.1	1,241.8

Total consolidated	4,743	6,687	$3,148.2	$4,635.1

CONTRACTS
COMPLETED CONTRACT COMMUNITIES(1)
North	739	1,458	$406.0	$1,007.4
Mid-Atlantic	1,028	1,505	564.2	950.4
South	660	829	332.3	454.9
West	495	621	305.1	573.0

Total	2,922	4,413	$1,607.6	$2,985.7

PERCENTAGE OF COMPLETION
North	8	27	$6.8	$22.0
South	(3)		(6.2)	2.4

Total	5	27	$0.6	$24.4

TOTAL
North	747	1,485	$412.8	$1,029.4
Mid-Atlantic	1,028	1,505	564.2	950.4
South	657	829	326.1	457.3
West	495	621	305.1	573.0

Total consolidated	2,927	4,440	$1,608.2	$3,010.1

*more*

(1)	Completed contract communities’ revenues, contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ revenues recognized and contracts signed in the three-month and twelve-month periods ended October 31, 2008 and 2007, and the backlog of undelivered homes at October 31, 2008 and 2007 are provided below:
Contracts — Three Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	(39)	28	$(39.7)	$25.9
Mid-Atlantic	(1)	2	(0.4)	1.3
West	(1)	(6)	(1.2)	(4.4)

Total	(41)	24	$(41.3)	$22.8

Contracts – Twelve Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	(8)	329	$(1.8)	$325.4
Mid-Atlantic	(1)	14	0.1	6.4
West	(36)	(6)	(21.2)	(4.0)

Total	(45)	337	$(22.9)	$327.8

Revenues – Three Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	89	52	$80.4	$70.3
Mid-Atlantic	8		3.3
West	1		2.3

Total	98	52	$86.0	$70.3

Revenues — Twelve Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	311	52	$288.3	$70.3
Mid-Atlantic	62		25.9
West	13		9.3

Total	386	52	$323.5	$70.3

*more*

Backlog at October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	214	533	$208.8	$499.0
Mid-Atlantic	9	72	4.2	30.0
West		20		14.2

Total	223	625	$213.0	543.2

(2)	Percentage of Completion deliveries in the three-month and twelve-month periods ended October 31, 2008 and 2007 are provided below:
Deliveries for the three-month period ended October 31,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	5	53	$4.6	$30.2
South	1		2.8

Total	6	53	$7.4	$30.2

Deliveries for the twelve-month period ended October 31,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	74	277	$45.6	$193.7
South	14	59	40.5	69.6

Total	88	336	$86.1	$263.3

Unconsolidated entities:
The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
Three months ended October 31,
Contracts	13	28	$9.5	$20.0
Revenue	55	10	$42.7	$9.1

Twelve months ended October 31,
Contracts	69	159	$52.6	$117.4
Revenue	142	76	$104.7	$56.1

Backlog at October 31,	35	108	$27.2	$79.3